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                           MEGAPRO TOOLS INC.
NUMBER                                                         SHARES
[    ]     INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA  [     ]
               25,000,000 SHARES COMMON STOCK AUTHORIZED
This
certifies
that  [NAME OF SHAREHOLDER]			         CUSIP
				           	               SEE REVERSE FOR
					                     CERTAIN DEFINITIONS

Is the owner of   [NUMBER OF SHARES]

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF

                          MEGAPRO TOOLS INC.


transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Nevada, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATED  [DATE]


/s/ Neil Morgan                                     /s/ David Bonner
PRESIDENT                 CORPORATE SEAL            SECRETARY